Exhibit 99.1

Campus Crest Communities, Inc. Reports Fourth Quarter and Full Year 2011 Results

– Grew Fourth Quarter Same-Store Net Operating Income by 31.0% –

– Pre-Leasing for Academic Year 2012/2013 in Operating Portfolio Up 5.2%, from 36.4% to 41.6% –

– Provides 2012 Outlook –

Charlotte, NC – February 28, 2012 – Campus Crest Communities, Inc. (NYSE:CCG) (the “Company”), a leading developer, builder, owner and manager of high-quality, purpose-built student housing, today announced results for the three and twelve months ended December 31, 2011.

Highlights

•	Funds from Operations (“FFO”) of $0.22 per diluted share for the quarter and $0.73 for the year

•	Increased quarterly same-store Net Operating Income (“NOI”) by 31.0%, from $5.1 to $6.7 million, and grew NOI margin by 10.1%

•	Existing 21 wholly-owned operating properties were 91.0% leased as of December 31, 2011, up 290 basis points versus the prior year

•

Secured financing and commenced construction on six new developments for academic year 2012/2013 delivery, including three wholly-owned and three to be developed by a newly formed joint venture, with a total expected cost of $156.8 million

•	Completed $77.0 million in term loan financing, replacing more expensive construction loans

•	Acquired full ownership in two joint venture properties

•	Executed an 8.0% coupon preferred stock offering, raising $54.5 million in net proceeds subsequent to the quarter-end

Financial Results for the Three and Twelve Months Ended December 31, 2011

For the three and twelve months ended December 31, 2011 and 2010, FFO and Funds from Operations Adjusted (“FFOA”) were as follows:

FFO/FFOA

	Three Months Ended December 31,
($mm, except per share)	2011 Company	Per share - diluted	2010 Company & Predecessor[1]	Per share - diluted
FFO	$6.8	$0.22	($3.0)	n/a
FFOA	$6.8	$0.22	($3.1)	n/a

	Twelve Months Ended December 31,
($mm, except per share)	2011 Company	Per share - diluted	2010 Company & Predecessor[1]	Per share - diluted
FFO	$22.9	$0.73	($3.6)	n/a
FFOA	$22.6	$0.72	($8.2)	n/a

[1]	Predecessor is January 1 to October 18, 2010 and the Company is October 19 to December 31, 2010.

A reconciliation of net income (loss) to FFO and FFOA can be found at the end of this release. For the quarter ended December 31, 2011, the Company reported total revenues of $25.6 million and net income of $4.4 million, compared to $14.0 million and $(7.5) million, respectively, in the same period in 2010. For the year ended December 31, 2011, the Company reported total revenues of $94.8 million and net income of $3.7 million, and $87.3 million compared to $(14.8) million, respectively, in the same period in 2010.

“During the fourth quarter we maintained our focus on operations and made significant strides in improving and growing our systems and people. This solidly positions our Company for continued growth,” commented Ted Rollins, Co-Chairman and Chief Executive Officer of Campus Crest. “The persistent focus of our operations team improved the effectiveness of our leasing initiatives and expense management programs. Our team is getting stronger and we continue to implement and refine our systems which this year have resulted in year-over-year NOI growth of 31.0% and 10.1% of margin expansion. Additionally, our finance team executed on the capital side of the business to support both our short and long term growth initiatives. During the quarter, we closed on $77.0 million of term financing, expanded our credit facility by $50.0 million and secured all the construction financing necessary to deliver our six new projects for the 2012/2013 academic year. Subsequent to the quarter-end, we successfully executed our debut preferred equity issuance at an 8.0% coupon, which was met with strong demand. With the strength of student housing fundamentals, our unrelenting drive and focus on operations, a robust pipeline of opportunities and a solid balance sheet, we are very enthusiastic about 2012.”

Operating Results

For the three and twelve months ended December 31, 2011 and 2010, NOI for same store wholly-owned properties was as follows:

Same Store NOI

	Three Months Ended December 31,			Twelve Months Ended December 31,
($mm)	2011	2010	% Change	2011	2010	% Change
NOI	$6.7	$5.1	31.0%	$26.7	$23.5	13.3%

The improvement in same store NOI was driven by higher occupancy, increased service revenue and improved expense management. A reconciliation of net income (loss) to NOI can be found at the end of this release. In addition, details regarding same store NOI and calculations thereof may be found in our supplemental analyst package.

Portfolio & Leasing Update

As of December 31, 2011, the Company owned interests in 33 operating properties and 17,064 beds. The portfolio overview and leasing status for the academic year 2011/2012 is outlined in the table below:

Portfolio & Academic Year 2011/2012 Leasing Update

					December 31,
	Number of Properties	Ownership	Units	Beds	2011	2010
Wholly-Owned Properties
Existing	21	100.0%	3,920	10,528	91.0%	88.1%
JV Acquisitions	2	100.0%	392	1,040	95.9%	98.4%
2011 Deliveries	4	100.0%	844	2,316	80.4%	n/a

Total - Wholly-Owned	27		5,156	13,884	89.6%	89.0%

Joint Venture Properties
Existing	4	49.9%	736	2,012	87.1%	85.9%
2011 Deliveries	2	20.0%	432	1,168	87.2%	n/a
Total - Joint Venture	6		1,168	3,180	87.2%	85.9%

Total Portfolio	33		6,324	17,064	89.1%	88.5%

All properties were built by the Company or its Predecessor and are, on average, within 0.7 miles from campus with an average age of 2.9 years as of December 31, 2011.

As of February 23, 2011 and 2010, pre-leasing at the Company’s portfolio for the 2012/2013 academic year was as follows:

Academic Year 2012/2013 Pre-Leasing

					February 23,
	Number of Properties	Ownership	Units	Beds	2012	2011
Wholly-Owned Properties
Existing	21	100.0%	3,920	10,528	42.6%	39.4%
JV Acquisitions	2	100.0%	392	1,040	46.3%	49.9%
2011 Deliveries	4	100.0%	844	2,316	42.4%	18.5%

Total - Wholly-Owned	27		5,156	13,884	42.9%	36.7%

Joint Venture Properties
Existing	4	49.9%	736	2,012	35.5%	39.1%
2011 Deliveries	2	20.0%	432	1,168	37.7%	27.3%

Total - Joint Venture	6		1,168	3,180	36.3%	34.8%

Total Operating Portfolio	33		6,324	17,064	41.6%	36.4%

2012 Deliveries
Wholly-Owned	3	100.0%	620	1,804	46.6%	n/a
Joint Venture	3	10.0%	662	1,856	27.5%	n/a

Total - 2012 Deliveries	6		1,282	3,660	36.9%	n/a

Total Portfolio	39		7,606	20,724	40.8%	36.4%

Development and Acquisition Activity

Wholly-Owned and Joint Venture Development

The Company is scheduled to deliver three new wholly-owned communities for the 2012/2013 academic year with total expected construction costs of $84.7 million, as well as three joint-venture communities with total expected construction costs of $72.1 million. The Company owns a 10% interest in the joint venture communities, with Harrison Street Real Estate Capital (“HSRE”) owning the balance. Details of these developments are as follows:

2012/2013 Academic Year Developments

Project	University Served	Total Enrollment[1]	Dist. to Campus (miles)	Units	Beds	Est. Cost ($mm)
Wholly-Owned
The Grove at Auburn	Auburn University	25,469	0.1	216	600	$26.3
The Grove at Flagstaff	Northern Arizona Univ.	17,761	0.3	216	584	33.1
The Grove at Orono	University of Maine	11,168	0.5	188	620	25.3

Average/Sub Total[2]		18,133	0.3	620	1,804	$84.7

Joint Venture
The Grove at Fayetteville	University of Arkansas	23,199	0.5	232	632	$26.5
The Grove at Laramie	University of Wyoming	10,568	0.3	224	612	24.8
The Grove at Stillwater[3]	Oklahoma State Univ.	22,411	0.8	206	612	20.7

Average/Sub Total[2]		18,726	0.5	662	1,856	$72.1

Average/ Total[2]		18,429	0.4	1,282	3,660	$156.8

[1]	All data is from school websites as of fall 2011
[2]	Total Enrollment and Dist. to Campus are averages, while others are totals
[3]	Acquisition of existing community with 138 units and 384 beds. New development adds 68 units and 228 beds

Acquisitions

On December 29, 2011, the Company purchased the remaining 50.1% interests in The Grove at Huntsville, TX and The Grove at Statesboro, GA from its joint venture partner HSRE, increasing its ownership interest in both properties from 49.9% to 100.0%. These properties were 92.7% and 98.9% leased as of December 31, 2011, respectively.

As a result of the acquisition, the Company recognized a non-cash gain of $3.2 million in the fourth quarter of 2011. This can be seen in the reconciliation of net income (loss) to FFO and FFOA found at the end of this release.

Balance Sheet and Capital Markets

The Company had approximately $269.0 million of debt outstanding at December 31, 2011. Of the total debt outstanding, approximately $127.2 million was fixed rate debt with a weighted average effective interest rate of 5.4% and weighted average of 5.6 years to maturity.

The Company closed on $77.0 million of term loans secured by six properties during the fourth quarter of 2011. Loans on three of the properties, The Grove at Lawrence, The Grove at Moscow and The Grove at San Angelo, which are HSRE joint venture projects, closed in October 2011. The $38.5 million of loans have a term of one year with an option to extend for an additional year, and bear interest at LIBOR plus 250 basis points. In December, in conjunction with the previously mentioned acquisitions of the interests in the Huntsville and Statesboro properties, the Company closed on $28.7 million of term loans for the two properties and a $9.8 million term loan for The Grove at Conway, an HSRE joint venture project. These loans have identical terms to the term loans closed in October. The loans replace more expensive construction debt and provide flexibility as the Company evaluates longer-term financing alternatives.

In December, the Company closed on an amendment to its unsecured revolving credit facility, increasing the capacity by $50.0 million to $200.0 million. The credit facility had a balance of $79.5 million as of December 31, 2011, an interest rate of 2.05% and 2.6 years to maturity. Availability under the credit facility was $48.3 million as of December 31, 2011. Additionally, as of December 31, 2011, the Company had two construction loans with balances totaling $48.9 million, which partially funded four wholly-owned properties delivered for the 2011/2012 academic year.

During the fourth quarter, the Company closed on the remaining financing necessary for its six 2012/2013 development projects. The Company had previously closed on $31.5 million of construction financings for its wholly-owned projects in Auburn, AL and Orono, ME. In December, the Company closed a construction loan in the amount of $19.8 million for the remaining wholly-owned development in Flagstaff, AZ, as well as $52.6 million of construction loans for its three joint venture projects with HSRE. The Company intends to finance its share of the remaining construction costs through its credit facility.

2012 Preferred Equity Offering

In February, the Company successfully completed its inaugural public offering of 2,300,000 shares of its 8.0% Series A Cumulative Redeemable Preferred Stock at $25.00 per share, receiving net proceeds of approximately $55.4 million. This issuance was met with strong demand, as demonstrated by a full exercise of the underwriters’ overallotment option. The Company used the net proceeds to repay the $48.9 million of indebtedness outstanding under the two construction loans used to partially fund the four properties that were delivered for the 2011/2012 academic year. The Company intends to use the remaining proceeds to reduce a portion of the borrowings outstanding under its senior unsecured revolving credit facility and for general corporate purposes, including funding properties currently under development.

Dividend

On December 14, 2011, the Company declared a fourth quarter dividend of $0.16 per common share and operating partnership unit, equating to $0.64 per common share and operating partnership unit on an annualized basis. The dividend was paid on January 11, 2012 to shareholders of record as of December 28, 2011.

2012 Outlook

Based upon management’s current estimates, the Company is introducing its guidance for full year 2012 of FFO per fully diluted share of $0.75 to $0.81 based on the following assumptions, which reflect a blend of 2011/2012 and 2012/2013 academic years:

•

Wholly-owned NOI (inclusive of 21 existing assets, four 2011 deliveries, and The Grove at Huntsville and The Grove at Statesboro) of $39.3 to $41.4 million based on 90% to 92% occupancy and total RevPOB of $499 to $505

•	Expected development yields of 7.5% to 8.0% on 2012/2013 academic year deliveries

•	FFO contribution from JV properties of $1.9 to $2.1 million including 2012 openings

•	Net development, construction and management services fees of $2.6 to $2.9 million

•	General and administrative expense of $7.6 to $8.0 million

•	Interest expense of $10.8 to $11.2 million

•	Weighted average fully diluted shares/units outstanding of 31.4 million

The Company’s guidance excludes a non-cash charge of approximately $950,000 related to the write-off of deferred financing fees associated with construction debt paid-off in connection with the February 2012 preferred equity offering.

Conference Call Details

The Company will host a conference call on Wednesday, February 29, 2012, at 9:00 a.m. (Eastern Time) to discuss the financial results, as well as the Company’s outlook for 2012.

The call can be accessed live over the phone by dialing 877-407-3982, or for international callers, 201-493-6780. A replay will be available shortly after the call and can be accessed by dialing 877-870-5176, or for international callers, 858-384-5517. The passcode for the replay is 387439. The replay will be available until March 7, 2012.

Interested parties may also listen to a simultaneous webcast of the conference call by logging onto the Company’s website at http://investors.campuscrest.com/. The on-line replay will be available for a limited time beginning immediately following the call.

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders. These can be found under the “Earnings Center” tab in the Investor Relations section of the Company’s web site at http://investors.campuscrest.com/.

About Campus Crest Communities, Inc.

Campus Crest Communities, Inc. (NYSE: CCG) is a leading developer, builder, owner and manager of high-quality, purpose-built student housing properties located close to campuses in targeted U.S. markets. The Company is a self-managed, self-administered and vertically-integrated real estate investment trust which operates all of its properties under The Grove® brand. Campus Crest Communities owns interests in 33 student housing properties containing approximately 6,324 apartment units and 17,064 beds and boasts the youngest standardized portfolio in the industry. Since its inception, the Company has focused on customer service, privacy, on-site amenities and its proprietary residence life programs to provide college students across the USA with a higher quality of living. Additional information can be found on the Company’s website at http://www.campuscrest.com.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,”

“anticipates,” “believes,” “estimates,” “predicts” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements in this press release include, among others, statements about outlook for FFO, growth and development opportunities, leasing activities, demographic and economic conditions, the supply/demand for student housing and long term value creation. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, except as otherwise required by federal securities laws, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the risk factors discussed in the Company’s most recent Annual Report on Form 10-K, as updated in the Company’s Quarterly Reports on Form 10-Q.

Contact:

Investor Relations

(704) 496-2581

Investor.Relations@CampusCrest.com

CAMPUS CREST COMMUNITIES

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in $000s)

	December 31, 2011	December 31, 2010
Assets
Investment in real estate, net:
Student housing properties	$512,902	$372,746
Accumulated depreciation	(76,164)	(57,463)
Development in process	44,862	24,232

Investment in real estate, net	$481,600	$339,515
Investment in unconsolidated entities	21,052	13,751
Cash and cash equivalents	10,735	2,327
Restricted cash	2,495	3,305
Student receivables, net	1,259	954
Cost and earnings in excess of construction billings	10,556	1,827
Other assets	12,819	9,578

Total assets	$540,516	$371,257

Liabilities and equity
Liabilities:
Mortgage and construction loans	$186,914	$60,840
Line of credit and other debt	82,052	42,500
Accounts payable and accrued expenses	30,909	14,597
Construction billings in excess of cost	165	—
Other liabilities	9,341	6,530

Total liabilities	$309,381	$124,467

Stockholders’ equity:
Common stock	$307	$307
Additional paid-in capital	248,599	248,515
Accumulated deficit and distributions	(21,410)	(5,491)
Accumulated other comprehensive loss	(387)	(172)

Total Campus Crest Communities, Inc. stockholders’ equity	$227,109	$243,159
Noncontrolling interests	4,026	3,631

Total equity	$231,135	$246,790

Total liabilities and equity	$540,516	$371,257

CAMPUS CREST COMMUNITIES

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (unaudited)

(in $000s, except per share data)

	Three Months Ended December 31,					Twelve Months Ended December 31,
	2011	2010				2011	2010
	Company[1]	Company[2]	Predecessor[2,3]	Combined	$ Change	Company[1]	Company[2]	Predecessor[2,3]	Combined	$ Change
Revenues:
Student housing rental	$16,214	$10,452	$2,479	$12,931	$3,283	$57,269	$10,452	$39,169	$49,621	$7,648
Student housing services	778	334	46	380	398	2,440	334	1,567	1,901	539
Development, construction and management services	8,640	74	566	640	8,000	35,084	74	35,687	35,761	(677)

Total revenues	$25,632	$10,860	$3,091	$13,951	$11,681	$94,793	$10,860	$76,423	$87,283	$7,510
Operating expenses:
Student housing operations	$8,083	$5,371	$2,433	$7,804	($279)	$28,169	$5,371	$22,219	$27,590	($579)
Development, construction and management services	6,823	—	427	427	(6,396)	31,051	—	33,449	33,449	2,398
General and administrative	1,933	1,176	1,797	2,973	1,040	6,856	1,176	5,589	6,765	(91)
Ground leases	52	42	61	103	51	209	42	214	256	47
Write-off of pre-development costs	—	—	537	537	537	—	—	537	537	537
Depreciation and amortization	4,849	3,961	951	4,912	63	20,090	3,961	14,886	18,847	(1,243)

Total operating expenses	$21,740	$10,550	$6,206	$16,756	($4,984)	$86,375	$10,550	$76,894	$87,444	$1,069
Equity in loss of unconsolidated entities	(220)	(163)	(16)	(179)	(41)	(1,164)	(163)	(259)	(422)	(742)

Operating income (loss)	$3,672	$147	($3,131)	($2,984)	$6,656	$7,254	$147	($730)	($583)	$7,837

Nonoperating income (expense):
Interest expense	(2,231)	(2,519)	(3,441)	(5,960)	3,729	(6,888)	(2,519)	(20,836)	(23,355)	16,467
Change in fair value of interest rate derivatives	(55)	146	515	661	(716)	259	146	871	1,017	(758)
Other income	3,346	621	(2)	619	2,727	3,620	621	43	664	2,956

Total nonoperating income (expense), net	$1,060	($1,752)	($2,928)	($4,680)	$5,740	($3,009)	($1,752)	($19,922)	($21,674)	$18,665

Income (loss) before income taxes	$4,732	($1,605)	($6,059)	($7,664)	$12,396	$4,245	($1,605)	($20,652)	($22,257)	$26,502
Income tax expense	(249)	—	—	—	(249)	(464)	—	—	—	(464)

Net income (loss)	$4,483	($1,605)	($6,059)	($7,664)	$12,147	$3,781	($1,605)	($20,652)	($22,257)	$26,038
Net income (loss) attributable to noncontrolling interests	50	(14)	(189)	(203)	253	51	(14)	(7,479)	(7,493)	7,544

Net income (loss) attributable to Company/Predecessor	$4,433	($1,591)	($5,870)	($7,461)	$11,894	$3,730	($1,591)	($13,173)	($14,764)	$18,494

Net income (loss) per share attributable to Campus Crest Communities, Inc. - basic	$0.15	($0.05)				$0.12	($0.05)
Weighted average common shares outstanding - basic	30,714	29,877				30,717	29,877

Net income (loss) per share attributable to Campus Crest Communities, Inc. - diluted	$0.14	($0.05)				$0.12	($0.05)
Weighted average common shares outstanding - diluted	31,149	29,877				31,153	29,877

[1]

Includes 3 days of consolidated results from the operations at The Grove at Huntsville and The Grove at Statesboro, which were included in equity in loss of unconsolidated entities prior to the Company’s acquisition of its joint venture partner’s interest on December 29, 2011.

[2]	Period from January 1 to October 18, 2010 for Predecessor and October 19 to December 31, 2010 for Company.
[3]	Student housing operations of the Predecessor exclude the operations of The Grove at San Marcos, which was included in equity in loss of unconsolidated entities prior to October 2010.

CAMPUS CREST COMMUNITIES

RECONCILIATION OF NET INCOME (LOSS) TO FUNDS FROM OPERATIONS (“FFO”) and NET OPERATING INCOME (“NOI”) (unaudited)

(in $000s, except per share data)

	Three Months Ended December 31,					Twelve Months Ended December 31,
	2011	2010				2011	2010
	Company[1]	Company[2]	Predecessor[2,3]	Combined	$ Change	Company[1]	Company[2]	Predecessor[2,3]	Combined	$ Change
Net income (loss)	$4,483	($1,605)	($6,059)	($7,664)	$12,147	$3,781	($1,605)	($20,652)	(22,257)	$26,038
Gain on purchase of joint venture properties[4]	(3,159)	(577)	—	(577)	(2,582)	(3,159)	(577)	—	(577)	(2,582)
Real estate related depreciation and amortization	4,778	3,911	938	4,849	(71)	19,832	3,911	14,660	18,571	1,261
Real estate related depreciation and amortization - unconsolidated joint ventures	648	454	(19)	435	213	2,434	454	245	699	1,735

FFO available to common shares and OP units	6,750	2,183	(5,140)	(2,957)	9,707	$22,888	$2,183	($5,747)	(3,564)	$26,452
Elimination of change in fair value of interest rate derivatives[5]	—	(139)	(565)	(704)	704	(337)	(139)	(5,002)	(5,141)	4,804
Elimination of development cost write-off	—	—	537	537	(537)	—	—	537	537	(537)

Funds from operations adjusted (FFOA) available to common shares and OP units	6,750	2,044	(5,168)	(3,124)	9,874	$22,551	$2,044	($10,212)	($8,168)	$30,719

FFO per share - diluted	$0.22	$0.07				$0.73	$0.07
FFOA per share - diluted	$0.22	$0.07				$0.72	$0.07
Weighted average common shares outstanding - diluted	31,149	30,312				31,153	30,312

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2011	2010			2011	2010
	Company[1]	Company[2]	Predecessor[2,3]	Combined	Company[1]	Company[2]	Predecessor[2,3]	Combined
Net income (loss)	$4,483	($1,605)	($6,059)	(7,664)	$3,781	($1,605)	($20,652)	(22,257)

Income tax expense	249	—	—	—	464	—	—	—
Other income	(3,346)	(621)	2	(619)	(3,620)	(621)	(43)	(664)
Change in fair value of interest rate derivatives	55	(146)	(515)	(661)	(259)	(146)	(871)	(1,017)
Interest expense	2,231	2,519	3,441	5,960	6,888	2,519	20,836	23,355
Equity in loss of unconsolidated entities	220	163	16	179	1,164	163	259	422
Write-off of pre-development costs	—	—	537	537	—	—	537	537
Depreciation and amortization	4,849	3,961	951	4,912	20,090	3,961	14,886	18,847
Ground lease expense	52	42	61	103	209	42	214	256
General and administrative expense	1,933	1,176	1,797	2,973	6,856	1,176	5,589	6,765
Development, construction and management services expenses	6,823	—	427	427	31,051	—	33,449	33,449
Development, construction and management services revenues	(8,640)	(74)	(566)	(640)	(35,084)	(74)	(35,687)	(35,761)

Net operating income (“NOI”)	$8,909	$5,415	$92	$5,507	$31,540	$5,415	$18,517	$23,932

[1]

Includes 3 days of consolidated results from the operations at The Grove at Huntsville and The Grove at Statesboro, which were included in equity in loss of unconsolidated entities prior to the Company’s acquisition of its joint venture partner’s interest on December 29, 2011.

[2]	Period from January 1 to October 18, 2010 for Predecessor and October 19 to December 31, 2010 for Company.
[3]	Student housing operations of the Predecessor exclude the operations of The Grove at San Marcos, which was included in equity in loss of unconsolidated entities prior to October 2010.
[4]	For 2010, gain is from the purchase of The Grove at San Marcos; for 2011, gain is from the purchase of The Grove at Huntsville and The Grove at Statesboro.
[5]	Includes only the non-cash portion of the change in the fair value of unhedged derivatives.

Non-GAAP Financial Measures

FFO and FFOA

FFO is a non-GAAP financial measure. We calculate FFO in accordance with the definition that was adopted by the Board of Governors of NAREIT. FFO, as defined by NAREIT, represents net income (loss) determined in accordance with U.S. GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

We use FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially and adversely impact our results of operations, the utility of FFO as a measure of our performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to FFO published herein. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (loss) (computed in accordance with U.S. GAAP) as presented in the consolidated financial statements included elsewhere in this document. FFO should not be considered as an alternative to net income (loss) (computed in accordance with U.S. GAAP) as an indicator of our properties’ financial performance or to cash flow from operating activities (computed in accordance with U.S. GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

FFOA is a non-GAAP financial measure. In addition to FFO, we believe it is also a meaningful measure of our performance to adjust FFO to exclude the change in fair value of interest rate derivatives. Excluding the change in fair value of interest rate derivatives adjusts FFO to be more reflective of operating results prior to capital replacement or expansion, debt service obligations or other commitments and contingencies.

NOI

NOI is a non-GAAP financial measure. We calculate NOI by adding back to net income (loss) the following expenses or charges: income tax expense, interest expense, equity in loss of unconsolidated entities, write-off of pre-development costs, depreciation and amortization, ground lease expense, general and administrative expense and development, construction and management services expense. The following income or gains are then deducted from net income (loss), adjusted for add backs of expenses or charges: other income, change in fair value of interest rate derivatives and development, construction and management services revenue. We believe these adjustments help provide a performance measure, when compared year over year, that illustrates the operating results of our wholly-owned properties and captures trends in student housing rental and services income and student housing operating expenses.

NOI excludes multiple components of net loss (computed in accordance with U.S. GAAP) and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially and adversely impact our results of operations. Therefore, the utility of NOI as a measure of our performance is limited. Additionally, other companies, including other equity REITs, may use different methodologies for calculating NOI and, accordingly, NOI as disclosed by such other companies may not be comparable to NOI published herein. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, NOI should be examined in conjunction with net loss (computed in accordance with U.S. GAAP) as presented in the consolidated financial statements included elsewhere in this document. NOI should not be considered as an alternative to net income (loss) (computed in accordance with U.S. GAAP) as an indicator of our properties’ financial performance or to cash flow from operating activities (computed in accordance with U.S. GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.